EXHIBIT 10.4

TIME INC.

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

1. PURPOSE

The name of the plan is the Time Inc. 2014 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors, and other key service providers (including consultants) of Time Inc., a Delaware corporation (the “Company”), and its Affiliates (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company or other incentive awards related to the Company. It is anticipated that providing such awards to these individuals will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their commitment to the Company.

2. DEFINITIONS

The following terms shall be defined as set forth below:

(a) “Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Committee and that meets the requirements of an “Affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.

(b) “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards, Cash-Based Awards, Performance-Based Awards and Dividend Equivalent Rights.

(c) “Award Agreement” means any written agreement, contract or other instrument or document or combination of documents evidencing any Award, which may, but need not, require execution or acknowledgment by a Grantee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” shall have the meaning set forth in Section 11(a).

(f) “Change in Control” means the occurrence of any of the following events:

(i) any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act becomes the “Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Exchange Act of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition (1) directly from the Company, (2) by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (3) by an underwriter temporarily holding such securities pursuant to an offering of such securities or any acquisition by a pledgee of securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (4) pursuant to a Corporate Transaction that does not constitute a Change in Control for purposes of subparagraph (iii) below.

(ii) a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the

Company subsequent to the Effective Date whose election or nomination for election by the Company’s Shareholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

(iii) a Corporate Transaction (1) unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction, including a corporation that, as a result of such transaction owns all or substantially all of the Company’s assets (or the direct or indirect parent of such corporation), are held immediately subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, (2) no “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding any benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such Corporate Transaction) owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction and (3) at least a majority of the members of the Board of the Company or the corporation resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the definitive agreement providing for such Corporate Transaction or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Corporate Transaction; or

(iv) the liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in clause (iii) above that does not otherwise constitute a Change in Control;

provided that, to the extent any Award provides for the payment of non-qualified deferred compensation subject to Section 409A, an event set forth above shall not constitute a “Change in Control” unless it also constitutes a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) and such limitation is necessary to avoid an impermissible distribution or other event resulting in adverse tax consequences under Section 409A.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where, immediately subsequent to the transaction, all or substantially all of the persons or group that beneficially owned all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company or the ultimate parent entity in substantially the same proportions as their ownership immediately prior to such transaction.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

(h) “Committee” means the Committee described in Section 3.

(i) “Company” shall have the meaning set forth in Section 1.

(j) “Corporate Transaction” means (i) a reorganization, recapitalization, merger, consolidation or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if securities of the Company entitled to vote generally in the election of directors are issued or issuable, or (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate.

(k) “Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(l) “Covered Person” has the meaning set forth in Section 3(d).

(m) “Distribution Date” means the date that Time Warner distributes to holders of shares of its outstanding common stock, through a spin-off, all of the outstanding Shares.

(n) “Dividend Equivalent Right” means an Award entitling the Grantee to receive, cash, Shares, other securities, other Awards or other property the value of which is based on the cash dividends paid on the Shares that are subject to an Award or that otherwise have not been issued to the Grantee, pursuant to the terms and conditions set forth in Section 13.

(o) “Effective Date” shall have the meaning set forth in Section 17.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(q) “Fair Market Value” means on a given date, (i) if there is a public market for the Shares and the Shares are listed on the NYSE, the closing sale price of the Shares on such date as reported on the NYSE Composite Tape, or, if the Shares are no longer listed on the NYSE, then the closing price of the Shares on such date as reported by such other national securities exchange or quotation system on which the Shares then have their primary listing or quotation; provided that, if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith, under a reasonable methodology which shall be in compliance with Section 409A to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A.

(r) “Grant Date” means the date on which the Committee approves the grant of an Award, except as may be otherwise provided in an Award Agreement or specified in the applicable Committee minutes or other documentation reflecting such approval.

(s) “Grantee” shall mean an eligible individual (as determined under Section 5(a)) who is granted an Award under the Plan.

(t) “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

(u) “Independent Director” means a member of the Board who is not also an employee of the Company or any Affiliate and who meets the independence requirements of the NYSE or any successor exchange on which the Shares are listed.

(v) “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

(w) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(x) “NYSE” means the New York Stock Exchange.

(y) “Option-Type Award” means a Stock Option, or Stock Appreciation Right or Other Stock-Based Award the value of which is determined by reference to, or is otherwise based on, the appreciation in the Fair Market Value of a Share.

(z) “Other Stock-Based Award” means an Award denominated in Shares or calculated or determined by reference to Shares granted pursuant to Section 10.

(aa) “Parent” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(bb) “Performance-Based Award” shall have the meaning set forth in Section 12(a).

(cc) “Performance Criteria” means any or all of the criteria set forth in Section 12(d).

(dd) “Performance Formula” means an objective formula established by the Committee for computing the amount of an Award that will be earned by a Grantee if a Performance Goal is attained in whole or in part during the Performance Period.

(ee) “Performance Goal” means a specific level of performance of the Company or any of its Affiliates, brands, divisions or operational units, or any combination of the foregoing based on one or more of the Performance Criteria to be attained during the Performance Period.

(ff) “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Grantee’s right to and the payment of an Award.

(gg) “Plan” shall have the meaning set forth in Section 1, as the same may be amended from time to time.

(hh) “Replacement Award” means (i) an Award that is granted in replacement of stock options to purchase, or restricted stock units payable in shares of, Time Warner Common Stock that were forfeited by a Grantee in connection with the Distribution Date, or (ii) an Award that is granted to satisfy the conversion of stock options and restricted stock units payable in shares of Time Warner Common Stock in connection with the Distribution Date.

(ii) “Restricted Stock” shall have the meaning assigned to such term in Section 8.

(jj) “Restricted Stock Award” means Awards granted pursuant to Section 8.

(kk) “Restricted Stock Units” or “RSUs” means Awards granted pursuant to Section 9.

(ll) “Retained Distribution” shall have the meaning assigned to such term in Section 13.

(mm) “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

(nn) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(oo) “Share” means a share of the common stock, par value $.01 per share, of the Company, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4.

(pp) “Shareholder” means a holder of Shares.

(qq) “Stock Appreciation Right” or “SAR” shall have the meaning assigned to such term in Section 7.

(rr) “Stock Option” or “Option” means any option to purchase Shares granted pursuant to Section 6.

(ss) “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

(tt) “Substitute Awards” shall have the meaning assigned to such term in Section 3(g).

(uu) “Time Warner” means Time Warner Inc., a Delaware corporation.

(vv) “Time Warner Common Stock” means common stock, $0.01 par value per share, of Time Warner.

(ww) “Trading Day” means a day on which the Shares are traded on the NYSE or other registered national securities exchange.

(xx) “Unrestricted Pool” means a number of Shares equal to 5% of the total number of Shares available for issuance under the Plan set forth in Section 4.

3. PLAN ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE or any successor exchange on which the Shares may be listed and Rule 16b-3 promulgated under the Exchange Act, and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall qualify as (i) “outside directors” under Section 162(m) of the Code, and (ii) “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act (or any successor rule thereto).

(b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate the individuals who shall receive Awards, (ii) determine the type or types of Awards to be made, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, including any special terms for non-U.S. Grantees, (v) determine the vesting schedules of Awards and, if certain performance objectives (including those related to the Performance Criteria) must be attained in order for an Award to vest or be settled or paid, (vi) establish any performance criteria applicable to Awards and certify whether, and to what extent, such performance criteria have been attained, (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in, supply any omission in, or make any finding of fact necessary to the administration of, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards (including, without limitation, in connection with a Change in Control), (xii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (1) the tax consequences of such Award to the Company or the Grantee differ from those consequences that were expected to occur on the date the Award was granted or (2) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated, and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Grantee or any holder of any Award and any Shareholder.

(d) Indemnification. No member of the Board, the Committee, or any officer of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith on behalf of the Company with respect to the administration of the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken with respect to the administration of the Plan or any Award hereunder and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion and in accordance with applicable law, to its Chief Executive Officer or to any subcommittee consisting of one or more members of the Committee the authority to grant Awards (other than Awards to Covered Employees or Grantees who are subject to Section 16 of the Exchange Act) to employees and service providers (including consultants) of the Company and its Affiliates and to make all necessary and appropriate decisions and determinations with respect thereto. The Committee shall include in any delegation limitations required or permitted by applicable law, including a limitation as to the type and amount of Awards that may be granted during the delegation period, and such delegation shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the purchase or exercise price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Chief Executive Officer or any such subcommittee that were consistent with the terms of the delegation and the Plan.

(f) Awards to Independent Directors. Notwithstanding anything in the Plan to the contrary, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards, subject to the limitations set forth in Section 4. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

(g) Certain Substitute Awards. Subject to the restrictions on re-pricing of Option-Type Awards set forth in Section 15(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the total number of Shares available for issuance under the Plan as set forth in Section 4(a), except that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against such total number of Shares; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan, as set forth in Section 4(d).

4. PLAN LIMITS

(a) Shares Available For Awards under the Plan. Subject to adjustment as provided in Section 4(e), the total number of Shares available for issuance under the Plan shall be equal to 12,500,000. Shares granted under the Plan may consist, in whole or in part, of authorized and unissued Shares or of treasury shares. No more than 10,500,000 Shares may be issued pursuant to Awards that are not Option-Type Awards and no more than 1,000,000 Shares may be issued pursuant to Incentive Stock Options, in each case, subject to adjustment as provided in Section 4(e).

(b) In determining the number of Shares that remain issuable under the Plan, the following Shares will be deemed not to have been issued (and will be deemed to remain available for issuance) under the Plan: (i) Shares remaining under an Award that terminates or is canceled without having been exercised or earned in full and (ii) Shares subject to Awards that are not Option-Type Awards that are surrendered or withheld to satisfy the tax withholding obligations resulting from the tax event associated with such Awards. Notwithstanding anything to the contrary contained herein: (A) in the case of an Award denominated in Shares which is settled other than in Shares (including cash settlement), each Share subject to such Award (other than, in the case of an Award that is not an Option-Type Award, the number of such Shares that has a Fair Market Value equal to the amount of any taxes required to be withheld in respect of such Award) shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) above (and shall not again become available to be delivered pursuant to Awards under the Plan), (B) no Shares that are surrendered or tendered to the Company or any Affiliate in payment of the exercise price of an Option or any taxes required to be withheld in respect of an Option-Type Award shall again become available to be delivered pursuant to Awards under the Plan, (C) upon exercise of a Stock Appreciation Right, each Share with respect to which such Stock Appreciation Right is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) above, regardless of the number of Shares actually delivered upon settlement of such Stock Appreciation Right, and (D) no Shares reacquired by the Company or an Affiliate on the open market or otherwise using cash proceeds from the exercise of Options shall again become available to be delivered pursuant to Awards under the Plan. For purposes of this Section 4(b) and for the avoidance of any doubt, “surrendered” includes the tendering of Shares held by the Grantee or withheld from an Award, voluntarily by the Grantee, or mandatorily by the Company.

(c) Performance-Based Award Limitations. The maximum number of Shares that may be granted pursuant to Option-Type Awards to any Grantee during any calendar year is 1,000,000 Shares. The maximum number of Shares that may be issuable pursuant to Performance-Based Awards granted to any Grantee during any calendar year is 500,000 Shares (or the cash equivalent based on the Fair Market Value of a Share on the date of payment in the case of Performance-Based Awards that are denominated in Shares but settled in cash). The maximum amount that may be payable pursuant to Performance-Based Awards that are Cash-Based Awards granted to any Grantee during any calendar year is $6,000,000. Notwithstanding the foregoing, any limits in the foregoing shall not otherwise limit the Committee’s ability to grant Awards not intended to qualify as Performance-Based Awards.

(d) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Parent and Subsidiaries become exercisable for the first time by Grantee during any calendar year shall not exceed $100,000. To the extent that any Stock Option that is intended to be an Incentive Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(e) Adjustments. (i) In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, combination, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to holders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (which substitution or adjustment, as applicable, shall be consistent with the requirements of Section 409A as described in Section 14(c) and with respect to Incentive Stock Options, consistent with Section 424 of the Code), as to (1) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (2) the maximum number of Shares that may be granted under Awards (including individual limits) to any Grantee established under Section 4(c) and Plan limits established for Awards that are not Option-Type Awards and Incentive Stock Options under Section 4(a) of the Plan, (3) the exercise price of any Option-Type Award, (4) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (5) the repurchase price per Share subject to any Shares issued pursuant to an Award that are subject to repurchase by the Company and/or (6) any other affected terms of outstanding Awards.

(ii) In the event of a Change in Control after the Effective Date, the Committee may (subject to the requirements of Section 409A, as described in Section 14(c)), but shall not be obligated to, (1) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (2) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Option-Type Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to the Option-Type Award (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Option-Type Awards) over the aggregate exercise of the Option-Type Award, (3) cancel and terminate any Option-Type Award having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option-Type Award without any payment or consideration therefor, (4) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (5) provide that for a period of at least thirty (30) days prior to the Change in Control, Option-Type Awards shall be exercisable as to all Shares subject thereto to the extent vested and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect, or (6) take such other action with respect to Awards as the Committee shall determine to be appropriate in its discretion.

5. ELIGIBILITY

(a) Eligible Grantees. Grantees under the Plan shall be such officers and other employees, Non-Employee Directors and key service providers (including consultants) of the Company and its Affiliates that are selected from time to time by the Committee or its authorized delegate.

(b) No Requirement for Uniform Treatment. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Grantee and may be made selectively among Grantees, whether or not such Grantees are similarly situated.

6. STOCK OPTIONS

(a) Grant. The Committee may grant Awards of Stock Options.

(b) Terms and Conditions. The Committee shall determine (i) the Grantees to whom Stock Options shall be granted, (ii) subject to Section 4, the number of Shares subject to Stock Options to be granted to each Grantee, (iii) whether each Stock Option will be an Incentive Stock Option or a Non-Qualified Stock Option and (iv) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and its interpretive regulations, as they may be amended from time to time. All Stock Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If a Stock Option is intended to be an Incentive Stock Option, and if, for any reason, the Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall become a Nonqualified Stock Option appropriately granted under the Plan.

(c) Exercise Price. The per Share exercise price of each Stock Option shall be no less than 100% of the Fair Market Value of a Share determined on the Grant Date; provided that in the case of an Incentive

Stock Option granted to an employee of the Company or a Subsidiary who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary or Parent, the per Share exercise price shall be no less than 110% of the Fair Market Value of a Share on the Grant Date; and provided, further, that Stock Options that are granted as Substitute Awards or as Replacement Awards may be granted with a per Share exercise price that is less than 100% of the Fair Market Value on the Grant Date. Stock Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(d) Vesting and Exercise. Each Stock Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement or as specified in an agreement between the Company or its Affiliates and the Grantee, (i) a Stock Option may only be exercised to the extent that it has already vested at the time of exercise, and (ii) if a Grantee’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, the portion of the Stock Option that remains unvested at the time of termination shall expire and cease to be exercisable. A Stock Option shall be deemed to be exercised when written or electronic notice of such exercise has been received by the Company, in accordance with the terms of the Award, by the person entitled to exercise the Award with respect to which the Stock Option is being exercised, together with full payment stating the number of Shares. Exercise of a Stock Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Stock Option and in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Stock Option is exercised. The Committee may impose such conditions with respect to the exercise of Stock Options, including, without limitation, any conditions relating to the application of any applicable securities laws, as it may deem necessary or advisable.

(e) Payment. (i) No Shares shall be delivered pursuant to any exercise of a Stock Option until the Company receives payment in full of the aggregate exercise price. Such payments may be made in cash or its equivalent (e.g., check) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Grantee (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Stock Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, as of the date of such tender, is at least equal to the aggregate exercise price. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Stock Option until the Shares are issued to the Grantee.

(ii) Wherever in the Plan or any Award Agreement, a Grantee is permitted to pay the exercise price of a Stock Option or taxes relating to the exercise of a Stock Option by delivering Shares, the Grantee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Stock Option, as exercised, without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Stock Option.

(f) Expiration. Except as may otherwise be provided to a Grantee outside of the United States in accordance with the terms of a sub-plan or Award Agreement or other grant made pursuant to Section 15(c), each Stock Option shall expire and shall in no event be exercisable after the tenth (10th) anniversary of the date the Option is granted.

7. STOCK APPRECIATION RIGHTS

(a) Grant. The Committee may grant Awards providing an unfunded right to receive, upon exercise, an amount of Shares, cash or other securities or property (as determined by the Committee and as set forth in the Award Agreement) equal to (i) the excess of (1) the Fair Market Value of a Share on the exercise date over (2) the exercise price per Share, times (ii) the number of Shares covered by the Award (such Award a “Stock Appreciation Right”).

(b) Terms and Conditions. The Committee shall determine (i) the Grantees to whom Stock Appreciation Rights shall be granted, (ii) subject to Section 4, the number of Stock Appreciation Rights to be granted to each Grantee, (iii) subject to this Section 7, the exercise price thereof, (iv) whether the Stock Appreciation Right is granted as an independent award or in tandem with a Stock Option Award, and (v) the conditions and limitations applicable to the exercise thereof. Exercise of a Stock Appreciation Right in any manner shall result in a decrease in the number of Shares that thereafter are subject to such Stock Appreciation Right and in the number of Shares that may be available for purposes of the Plan, by the number of Shares issued with respect to such Stock Appreciation Right.

(c) Exercise Price. The exercise price per Share covered by a Stock Appreciation Right shall be no less than 100% of the Fair Market Value of such Share on the Grant Date; provided that notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in tandem with a Stock Option, or a portion thereof, the exercise price may not be less than the exercise price of the related Stock Option; and provided, further, that Stock Appreciation Rights that are granted as Substitute Awards may be granted with a per Share exercise price that is less than 100% of the Fair Market Value on the Grant Date. Stock Appreciation Rights are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(d) Vesting and Exercise. Stock Appreciation Rights shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement or as specified in an agreement between the Company or its Affiliates and the Grantee, (i) a Stock Appreciation Right may only be exercised to the extent that it has already vested at the time of exercise, and (ii) if a Grantee’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, the portion of the Stock Appreciation Right that remains unvested at the time of termination shall expire and cease to be exercisable. A Stock Appreciation Right will be deemed to be exercised when written or electronic notice of such exercise has been received by the Company, in accordance with the terms of the Award from the person entitled to exercise the Award stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No Grantee shall have any rights to dividends or other rights of a Shareholder with respect to Shares covered by Stock Appreciation Rights.

(e) Expiration. Except as may otherwise be provided to a Grantee outside of the United States in accordance with the terms of a sub-plan established or other grant made pursuant to Section 15(c), each Stock Appreciation Right shall expire and shall in no event be exercisable after the tenth (10th) anniversary of the date the Stock Appreciation Right is granted.

8. RESTRICTED STOCK AWARDS

(a) Grant. Subject to the provisions of the Plan, the Committee may grant an Award of Shares that are subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”).

(b) Terms and Conditions. The Committee shall determine: (i) the Grantees to whom Restricted Stock Awards shall be granted, (ii) subject to Section 4, the number of Shares of Restricted Stock to be granted to each Grantee, (iii) the nature and duration of the period during which, and the conditions, if any, under which, the Restricted Stock Awards may vest or may be forfeited, including, without limitation, conditions related to the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives and (iv) such other terms and conditions of such Awards as the Committee shall determine that are consistent with the Plan. Notwithstanding any other provision of the Plan, Restricted Stock Awards that (A) are subject to time-based vesting, but not performance-based vesting, shall not fully vest until the completion of a vesting period of at least three years from the Grant Date, subject to earlier vesting in whole or in part in the event of a Change in Control or the death, disability or other termination of the Grantee’s employment, and (B) are subject to vesting upon the attainment of performance objectives shall have a minimum performance period of one year; provided that the minimum vesting periods set forth in this sentence shall not apply to Awards relating to Shares in the Unrestricted Pool, which shall be subject to vesting over such period as the Committee shall specify.

(c) Rights as a Stockholder. Upon payment of any applicable purchase price, if any, and satisfaction of such other conditions as the Committee shall require for the issuance of the Restricted Stock Award, a Grantee shall have the rights of a Shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that the Restricted Stock is subject to forfeiture and other transfer restrictions until the Restricted Stock Award is vested.

(d) Transfer Restrictions. Shares of Restricted Stock awarded under this Plan may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement. Unless provided otherwise in the Award Agreement or in an agreement between the Company or its Affiliates and the Grantee, if a Grantee’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to the Grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from the Grantee or the Grantee’s legal representative simultaneously with the termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Grantee or rights of the Grantee as a Shareholder.

(d) Dividends. Dividends paid on any Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement which may, without limitation, provide that payment of dividends will be (i) made currently, (ii) deferred until the Shares of Restricted Stock for which they have been paid have vested, (iii) withheld by the Company and paid when the Restricted Stock Award vests, (iv) reinvested in additional Shares of Restricted Stock, (v) waived by the Grantee or (vi) a combination thereof, as determined by the Committee in its sole discretion; provided that, for Shares of Restricted Stock that are subject to vesting upon the attainment of a performance objective, dividends may be paid only with respect to those Shares of Restricted Stock for which the Committee certifies that the performance objective has been achieved.

9. RESTRICTED STOCK UNITS

(a) Grant. The Committee may grant Awards of “Restricted Stock Units” that represent an unfunded promise to deliver Shares, cash or other securities or property (as determined by the Committee and set forth in the Award Agreement) subject to such restrictions and conditions as the Committee may determine at the time of grant.

(b) Terms and Conditions. The Committee shall determine: (i) the Grantees to whom Restricted Stock Units shall be granted, (ii) subject to Section 4, the number of Restricted Stock Units be granted to each Grantee, (iii) the nature and duration of the period during which, and the conditions, if any, under which, the Restricted Stock Awards may vest or may be forfeited including, without limitation, conditions related to the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, (iv) the timing of delivery of Shares, cash or other securities or property following vesting, provided, however, that any delay in the delivery of Shares, cash or other securities or property shall comply with Section 409A such that the delivery will not result in the imposition of any excise tax otherwise imposed by Section 409A, and (v) such other terms and conditions of such Awards as the Committee shall determine that are consistent with the Plan. Notwithstanding any other provision of the Plan, Restricted Stock Units settled in Shares that (A) are subject to time-based vesting, but not performance-based vesting, shall not fully vest until the completion of a vesting period of at least three years from the Grant Date, subject to earlier vesting in whole or in part in the event of a Change in Control or the death, disability or other termination of the Grantee’s employment, and (B) that are subject to vesting upon the attainment of performance objectives shall have a minimum performance period of one year; provided that the minimum vesting periods set forth in this sentence shall not apply to (1) any Restricted Stock Units that are Replacement Awards, which shall generally be subject to vesting terms that are consistent with the terms of the corresponding Time Warner awards, or (2) Awards relating to Shares in the Unrestricted Pool, which Awards shall be subject to vesting over such period as the Committee shall specify.

(c) No Rights as a Shareholder. A Grantee of Restricted Stock Units shall have no rights as a Shareholder with respect to such Restricted Stock Units; provided, however, nothing herein shall preclude the Committee from granting Dividend Equivalent Rights for the Shares underlying the Restricted Stock Unit Award, subject to such terms and conditions as the Committee may determine; provided that any such Dividend Equivalent Rights granted in respect of a Restricted Stock Unit Award that is subject to vesting upon the attainment of a performance objective may be paid only with respect to the Shares underlying such Award for which the Committee certifies that the performance objective has been achieved.

10. OTHER STOCK-BASED AWARDS

(a) Grant. The Committee may grant Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares, which Awards are not Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards or Dividend Equivalent Rights (“Other Stock-Based Awards”), including, without limitation, (i) Shares awarded as a bonus and not subject to any restrictions or conditions, and (ii) Awards that afford the Grantee the opportunity to earn other Awards under the Plan (e.g., in payment of the amount due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate) such as performance Shares, performance stock units and deferred stock units. Other Stock-Based Awards may be granted alone or in tandem other Awards granted under the Plan.

(b) Terms and Conditions. The Committee shall determine (i) the Grantees to whom the Other Stock-Based Awards shall be granted; (ii) subject to Section 4, the number of Shares to be subject to the Other Stock-Based Awards; (iii) whether such Other Stock-Based Awards shall be settled in Shares, cash or other securities or property or any combination thereof; (iv) the nature and duration of the period during which, and the conditions, if any, under which, the Other Stock-Based Awards may vest or may be forfeited including, without limitation, conditions related to the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, (v) the timing of delivery of Shares, cash or other securities or property following vesting, provided, however, that any delay in the delivery of Shares, cash or other securities or property shall be designed to comply with

Section 409A to minimize the likelihood that delivery will result in the imposition of any excise tax otherwise imposed by Section 409A, and (vi) such other terms and conditions of such Awards as the Committee shall determine that are consistent with the Plan including, without limitation, whether the Award shall be granted with Dividend Equivalent Rights; provided that any such Dividend Equivalent Rights granted in respect of an Other Stock-Based Award that is subject to vesting upon the attainment of a performance objective may be paid only with respect to the Shares underlying such Award for which the Committee certifies that the performance objective has been achieved. Any Shares issued in respect of such Other Stock-Based Awards shall be fully paid and non-assessable. Notwithstanding any other provision of the Plan, Other Stock-Based Awards settled in Shares that (A) are subject to time-based vesting, but not performance-based vesting shall not fully vest until the completion of a vesting period of at least three years from the Grant Date, subject to earlier vesting in whole or in part in the event of a Change in Control or the death, disability or other termination of the Grantee’s employment, and (B) that are subject to vesting upon the attainment of performance objectives shall have a minimum performance period of one year; provided that the minimum vesting periods set forth in this sentence shall not apply to (1) any Other Stock-Based Awards that are Replacement Awards, which shall generally be subject to vesting terms that are consistent with the terms of the corresponding Time Warner awards, or (2) Other Stock Based Awards relating to Shares in the Unrestricted Pool or are Option-Type Awards, which Awards in either case shall be subject to vesting over such period as the Committee shall specify.

(c) Expiration. Except as may otherwise be provided to a Grantee outside of the United States in accordance with the terms of an sub-plan or Award Agreement or other grant made pursuant to Section 15(c), each Other Stock-Based Award that is an Option-Type Award shall expire and shall in no event be exercisable after the tenth (10th) anniversary of the date the Award is granted.

11. CASH-BASED AWARDS

(a) Grant. The Committee may grant cash denominated Awards that specify an amount, formula or payment range, as determined by the Committee, to be paid or earned by a Grantee (“Cash-Based Awards”).

(b) Terms and Conditions. The Committee shall determine (i) the Grantees to whom Cash-Based Awards shall be granted, (ii) subject to Section 4, the amount payable under the Cash-Based Award, (iii) the nature and duration of the period during which, and the conditions, if any, under which, a right to payment under the Cash-Based Awards may vest or may be forfeited, including, without limitation, conditions related to the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, (iv) the timing of delivery of cash following vesting, provided, however, that any delay in the delivery of cash shall comply with Section 409A such that the delivery will not result in the imposition of any excise tax otherwise imposed by Section 409A, and (v) such other terms and conditions of such Awards as the Committee shall determine that are consistent with the Plan. Cash-Based Awards may be granted alone or in tandem with other Awards granted under the Plan.

12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Designation. On the Grant Date, the Committee may designate any Award (other than Options and Stock Appreciation Rights for which no such designation is necessary) to a Grantee who is, or who the Committee determines may become a Covered Employee as an Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”).

(b) Grantees. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the

Code) which Grantees will be eligible to receive Performance-Based Awards in respect of such Performance Period. However, designation of a Grantee as eligible to receive an Award under this Section 12 for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance-Based Award for the Performance Period. The determination as to whether or not the Grantee becomes entitled to payment in respect of any Performance-Based Award shall be decided solely in accordance with the provisions of this Section 12. Designation of a Grantee as eligible to receive a Performance-Based Award for a particular Performance Period shall not require designation of the Grantee as eligible to receive an Award under this Section 12 in any subsequent Performance Period. The designation of one person as a Grantee eligible to receive a Performance-Based Award hereunder shall not require designation of any other person as a Grantee eligible to receive Performance-Based Awards in that Performance Period or any other Performance Period.

(c) Establishment of Performance-Based Awards. With regard to a particular Performance Period, the Committee shall determine (i) the length of such Performance Period, (ii) the types of Performance-Based Awards to be issued, (iii) the Performance Goals (which goals may be established in the Committee’s discretion with respect to the Company and its Affiliates or with respect to any subdivision thereof (including at the level of an Affiliate, brand, division, operating unit, or combination thereof)), (iv) the Performance Formula, and (v) such other terms and conditions of such Awards as the Committee shall determine that are consistent with the Plan and that would not cause the Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Within the first 90 days of the start of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance-Based Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(d) Performance Criteria. The Performance Criteria that may be used to establish the Performance Goals with respect to Performance-Based Awards shall be limited to the following: (i) net income before or after taxes, (ii) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (iii) operating income, (iv) earnings per share, (v) return on shareholders’ equity, (vi) return on investment or capital, (vii) return on assets, (viii) level or amount of acquisitions, (ix) share price, (x) profitability and profit margins, (xi) market share (in the aggregate or by brand, group or product), (xii) revenues or sales (based on units or dollars), (xiii) costs, (xiv) cash flow, (xv) working capital, (xvi) average sales price, (xvii) accounts receivable levels, (xviii) measures of Internet traffic, such as number of unique visits per page, or number of clicks, or (xix) completion of projects within specified time frame. Such Performance Criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof.

(e) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance-Based Awards granted to any Grantee for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), to adjust or modify the calculation of a Performance Goal for a Performance Period to the extent permitted under Section 162(m) of the Code, including, without limitation, in the event of, or in anticipation of: (i) any unusual, non-recurring or infrequently occurring items, transactions, events or developments affecting the Company or any of its Affiliates, brands, divisions or operating units (to the extent applicable to such Performance Goal), including charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, brands, divisions or operating units, or (ii) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(f) Conditions to Payment of Performance-Based Awards. Except as otherwise permitted by Section 162(m) of the Code for “qualified performance-based compensation,” a Grantee shall be eligible to receive payments in respect of a Performance-Based Award only to the extent that (i) the Performance Goals for the relevant Performance Period are achieved and certified by the Committee in accordance with this Section 12, and (ii) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Grantee’s Performance-Based Award has been earned for that Performance Period.

(g) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance-Based Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance-Based Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 12(h).

(h) Committee Discretion (Negative Discretion). In determining the actual size of an individual Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained. In no event may the Committee (i) grant or provide payment in respect of Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (ii) increase a Performance-Based Award for any Grantee at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code), or (iii) increase a Performance-Based Award above the maximum amount payable under Section 4 of the Plan.

(i) Timing of Award Payments. The Performance-Based Awards granted for a Performance Period shall be paid or settled, as applicable as soon as administratively possible following completion of the certifications required by Section 12(g), unless the Committee shall determine that any Performance-Based Award shall be deferred, provided that any deferral in the payment or settlement of a Performance-Based Award shall comply with Section 409A such that the deferral will not result in the imposition of any excise tax otherwise imposed by Section 409A.

13. DIVIDEND EQUIVALENT RIGHTS

(a) Regular Cash Dividends. The Committee may grant Dividend Equivalent Rights. The Committee shall determine whether (i) the Dividend Equivalent Rights are paid currently or are deferred (including deferral to the date of exercise, settlement, or payment of, or lapse of restrictions on, the underlying Award to which the Dividend Equivalent Right relates), provided that any such Dividend Equivalent Rights granted in respect of an Award that is subject to vesting upon the attainment of a performance objective may be paid only with respect to the Shares underlying such Award for which the Committee certifies that the performance objective has been met, (ii) the Dividend Equivalent Rights are deemed reinvested in additional Shares which may thereafter accrue additional dividend equivalents (any such deemed reinvestment shall be at Fair Market Value of the Shares on the date of reinvestment), or (iii) the Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such related Award.

(b) Other Dividends. Except as otherwise determined by the Committee in the applicable Award Agreement, if on any date on which an RSU, Restricted Stock Award or Other Stock-Based Award shall be outstanding the Company shall pay any dividend other than a regular cash dividend or make any other distribution on the Shares, the Grantee shall be credited with a bookkeeping entry equivalent to such dividend or distribution for each RSU, Restricted Stock Award and Other Stock-Based Award held by the Grantee on the record date for such dividend or distribution, but the Company shall retain custody of all such dividends and distributions unless the Committee or Board determines that an amount equivalent to such dividend or distribution shall be paid currently to the Grantee (any such amount, “Retained Distributions”); provided, however, that if the Retained Distribution relates to a dividend paid in Shares, the Grantee shall receive an additional amount of RSUs, Restricted Stock Awards and Other Stock-Based Awards, as applicable, equal to the product of (i) the aggregate number of RSUs, Restricted Stock Awards and Other Stock-Based Awards held by the Grantee pursuant to the applicable Awards through the related dividend record date, multiplied by (ii) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Retained Distributions shall not bear interest and shall be subject to the same terms and conditions and be subject to the same restrictions as the RSUs, Restricted Stock Awards and Other Stock-Based Awards, as applicable, to which they relate. Notwithstanding anything in the Plan to the contrary, this Section 13(b) shall not apply to any Option-Type Awards.

(c) Section 409A. Notwithstanding anything else contained in this Section to the contrary, no payment of Dividend Equivalents or Retained Distributions under this Section 13 shall occur before the first date on which a payment could be made without subjecting the Grantee to tax under the provisions of Section 409A.

14. TAX WITHHOLDING; SECTION 409A

(a) Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Shares issued under the Plan or other amounts received thereunder first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company or the Affiliate, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind (including, but not limited to, income tax, social insurance, payroll tax, fringe benefits tax and payment on account) required by law to be withheld by the Company or by the Affiliate with respect to such income. As a condition to receiving an Award under the Plan, each Grantee authorizes the Company or its Affiliate to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Company’s obligation to deliver any Award to any Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee.

(b) Payment in Shares. Subject to approval of the Committee, a Grantee may elect to have the minimum required tax withholding obligation of the Company or its Affiliate satisfied, in whole or in part, by (i) authorizing the Company or the Affiliate to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) Section 409A. It is intended that the provisions of the Plan comply with Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding any other provisions in the Plan or any Award agreement to the contrary, in the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Grantee holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Grantee incurring any tax liability under Section 409A. If, at the time of a Grantee’s separation from service (within the meaning of Section 409A), (1) the Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (2) the Company determines in good faith that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. The delayed amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any Award Agreement or other written agreement between the Company and the relevant Grantee. To the extent any amount made under the Plan to which Section 409A applies is payable in two or more installments, each installment payment shall be treated as a separate payment for purposes of Section 409A. Grantees shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee or for the Grantee’s account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

15. AMENDMENTS AND TERMINATION

(a) Authority. The Company may, at any time, by action of the Committee or the Board, amend, suspend or discontinue or terminate the Plan. Except as required by applicable law, stock exchange rules, tax rules or accounting rules or as specifically set forth in the Plan or any applicable Award Agreement, the Committee may not amend or cancel any outstanding Award in a manner that would materially impair the rights of the holder without such holder’s consent. The foregoing restriction shall not preclude the Committee from unilaterally amending any Award to the extent the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. No amendment to the Plan or any Award shall be effective without approval of Shareholders if and to the extent the Committee or Board determines such approval is required to ensure that (i) Incentive Stock Options granted under the Plan are or remain qualified under Section 422 of the Code, (ii) Awards intended to be “qualified performance-based compensation” under Section 162(m) of the Code continue to be so qualified, or (iii) the Company continues to comply with the applicable rules of the NYSE, or such other securities exchange or market system on which Shares are then principally listed. In addition, no amendments to Section 15(b) of the Plan relating to re-pricing of any Option-Type Award that would permit such re-pricing shall be effective without the prior approval of the Shareholders.

(b) No Re-pricing. Notwithstanding anything in the Plan to the contrary, except for any re-pricing that occurs by operation of the adjustment provision in Section 4, the Committee shall not have the authority to take any action after the Grant Date with respect to any Option-Type Award that would constitute a re-pricing without the prior approval of the Shareholders, including, but not limited to, (i) repurchasing for cash or cancelling any Option-Type Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award; (ii) changing the terms of any Option-Type Award to lower its exercise price; and (iii) any other action that is treated as a “repricing” under U.S. generally accepted accounting principles. Any such cancellation and exchange described in clause (i) (other than in connection with a change permitted under the adjustment provision in Section 4) will be considered a re-pricing regardless of whether it is treated as a “repricing” under U.S. generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

(c) International Grantees. With respect to Grantees who reside or work outside the United States of America and who are not (and who are not expected to be) Covered Employees, the Committee may, in its sole discretion, amend the terms of the Plan or Awards or adopt such additional terms with respect to such Grantees (including, without limitation, the adoption of a sub-plan to this Plan or to an Award Agreement or country appendix thereto) to address differences in local law or tax policies or to obtain more favorable tax or other treatment for a Grantee, the Company or an Affiliate; provided, however, no such amendment shall negate the Plan limitations set forth in Section 4 or in this Section 15.

16. GENERAL PROVISIONS

(a) Compliance with Securities Laws and Other Applicable Laws. The Plan, the granting and exercising of Awards hereunder, and any obligations of the Company or the Committee under the Plan, shall be subject to all applicable federal, state and foreign country securities and exchange control laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed or quoted. The Company or the Committee, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal, state or foreign country securities and exchange control law, rule or regulation. The Company or the Committee may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable securities and exchange control laws, rules and regulations. The Company and the Committee shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules or regulations. The Company or the Committee may require the placing of a stop-order on Shares or Awards. Any postponement of the exercise or settlement of any Award or the issuance of a stop-order under this provision shall not extend the term of an Award affected by the postponement or the stop-order. Neither the Company, nor the Committee, nor its directors or officers shall have any obligation or liability to a Grantee with respect to any Award (or Shares issuable thereunder) that shall lapse because of a postponement or a stop-order.

(b) Delivery of Shares. Shares shall be deemed delivered to a Grantee for all purposes when the Company or its transfer agent shall have given to the Grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. No Grantee or other holder of any Award shall have any rights of a Shareholder with respect to any Shares to be issued or distributed under the Plan until the Shares are delivered and he or she has become the holder of such Shares; provided that, except as provided in the applicable Award Agreement, Grantees holding Restricted Stock shall have the rights described in Section 8(c) and as otherwise provided in the Award Agreement.

(c) Trading Policy Restrictions. The ability to exercise Option-Type Awards and/or acquire or dispose of Shares acquired under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e) Forfeiture and Clawback of Awards under Applicable Law. The grant of each Award is expressly conditioned upon the Company’s right to recover from Grantee any Award and any profits or earnings from such Awards, including without limitation, profits from the sale of Shares issued pursuant to any Award, to the extent required by applicable law.

(f) Non-Transferability of Award.

(i) Awards Exercisable Solely By Grantee. Except as otherwise specified in the applicable Award Agreement (and subject to the limitation that in no circumstances may an Award may be transferred by the Grantee for consideration or value), during the Grantee’s lifetime each Option-Type Award (and any rights and obligations thereunder) shall be exercisable only by the Grantee, or, if permissible under applicable law, by the Grantee’s legal guardian or personal representative, who shall be treated as the Grantee for purposes of this Plan.

(ii) Deceased Grantees. An Option-Type Award, which by its terms is exercisable after the death of a Grantee, may be exercised by the legatees, personal representatives or distributees of the Grantee.

(iii) No Assignment. No Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Neither the Grantee nor any of the Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Grantee or for the benefit of any Grantee under the Plan may not be reduced by, or offset against, any amount owing by any such Grantee to the Company or any of its Affiliates.

(iv) Incentive Stock Options. In no event may any Incentive Stock Options granted under the Plan be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations or any successor regulation.

(v) Permitted Successors and Assigns. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(g) No Right To Continue Service. The adoption of this Plan and the grant of Awards to any particular Grantee shall not confer upon any Grantee the right to continued employment or service with the Company or any Affiliate.

(h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to Shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Grantee or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Other Benefit Plans. All Awards shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, severance, profit sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or under any agreement between the Company or any Affiliate and the Grantee, unless such plan or agreement specifically provides otherwise.

17. EFFECTIVE DATE OF PLAN

The Plan shall be effective on the Distribution Date (such date, the “Effective Date”) provided it shall have been adopted by the Board and approved by the Company’s Shareholder. The Plan shall have a five (5) year term; no Award shall be granted under the Plan after the fifth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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